WEST VIRGINIA MUNICIPALS PORTFOLIO
                 (formerly called West Virginia Tax Free Portfolio)


                          AMENDMENT TO DECLARATION OF TRUST

                                   December 8, 1995



              AMENDMENT, made December 8, 1995 to the Declaration of Trust made May 1, 1992 (hereinafter called the "Declaration") of West Virginia Tax Free Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office on December 8, 1995.


              WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;


              NOW, THEREFORE, the undersigned Trustees, do hereby amend the Declaration in the following manner:


              1. The caption at the head of the Declaration is hereby amended to read as follows:

                          WEST VIRGINIA MUNICIPALS PORTFOLIO


              2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:


                                      ARTICLE I


                      1.1. Name. The name of the trust created hereby (the "Trust") shall be West Virginia Municipals Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as
     Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

              IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 8th day of December, 1995.


     /s/  Donald R. Dwight                      /s/ Norton H. Reamer
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     -------------------------------            -------------------------------
     Donald R. Dwight                           Norton H. Reamer


     /s/  James B. Hawkes                       /s/ John L. Thorndike
     -------------------------------            -------------------------------
     James B. Hawkes                            John L. Thorndike


     /s/  Samuel L. Hayes, III                  /s/ Jack L. Treynor
     -------------------------------            -------------------------------
     Samuel L. Hayes, III                       Jack L. Treynor
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